THE COASTAL CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                             Year Ended December 31,
                                                              -----------------------------------------------------
                                                                1994       1995       1996       1997       1998
                                                              ---------  ---------  ---------  ---------  ---------
                                                                              (Dollars in Millions)

EARNINGS:
     Pretax earnings from continuing operations...........    $   336.6  $   321.6  $   657.2  $   519.2  $   635.2
     Fixed charges, excluding capitalized interest - see
       below..............................................        424.6      429.1      399.2      348.4      348.8
                                                              ---------  ---------  ---------  ---------  ---------
     Earnings.............................................    $   761.2  $   750.7  $ 1,056.4  $   867.6  $   984.0
                                                              =========  =========  =========  =========  =========

FIXED CHARGES:
     Interest expense.....................................    $   398.9  $   403.0  $   368.3  $   307.5  $   294.9
     Interest factor, included in rentals.................         23.6       26.1       30.9       31.7       28.7
     Dividends on preferred stock of subsidiaries.........          2.1          -          -        9.2       25.2
                                                              ---------  ---------  ---------  ---------  ---------

     Fixed charges, excluding capitalized interest........        424.6      429.1      399.2      348.4      348.8
     Capitalized interest.................................          8.3        5.9        8.0       15.5       26.9
                                                              ---------  ---------  ---------  ---------  ---------
     Fixed charges........................................    $   432.9  $   435.0  $   407.2  $   363.9  $   375.7
                                                              =========  =========  =========  =========  =========

Ratio of Earnings to Fixed Charges........................        1.76x      1.73x      2.59x      2.38x      2.62x
                                                              ========   ========   ========   ========   ========